Exhibit 99.16

SCHEDULE OF PERSONS NOT RELEASED PURSUANT TO SECTION 12.08(b)(y)

INDIVIDUALS

James R. Brown

Dennis P. Coyle

Julian Eidson

Leslie J. Gelber

Wallace Haislip

Erland E. Kailbourne

Pete J. Metros

Daniel R. Milliard

Michael C. Mulcahey

James J. Rigas

John J. Rigas

Michael J. Rigas

Timothy J. Rigas

Peter Venetis

ENTITIES

ABN AMRO Bank, NY

ABN AMRO Inc.

Banc of America Securities, LLC

Bank of America, N.A.

Bank of Montreal

Bank of New York Co., Inc.

Barclay’s Bank PLC

Barclay’s Capital, Inc.

BMO Nesbitt Burns Corp.

BNY Capital Markets, Inc.

Buchanan Ingersoll Professional Corporation

CIBC World Markets Corp.

CIBC, Inc.

CitiBank, N.A.

CitiCorp USA, Inc.

Citigroup Global Markets Holdings, Inc.

Credit Lyonnais Securities (USA), Inc.

Credit Lyonnais, New York Branch

Credit Suisse First Boston Corporation

Credit Suisse First Boston, - New York Branch

Deloitte & Touche LLP

Deutsche Bank AG

Deutsche Bank Alex. Brown Inc.

Fleet National Bank

Fleet Securities, Inc.

Highland 2000. L.P.

Highland Holdings

Highland Holdings II

J.P. Morgan Securities Inc.

JPMorgan Chase & Co.

Motorola, Inc.

PNC Bank Corp.

PNC Capital Markets, Inc.

Scientific Atlanta Inc.

Scotia Capital (U.S.A.) Inc.

SG Cowen Securities Corporation

Societe Generale, S.A.

SunTrust Banks, Inc.

SunTrust Equitable Securities

TD Securities (U.S.A.) Inc.

The Bank of New York

The Bank of Nova Scotia

Toronto Dominion, Inc.

Wachovia Bank, N.A.

Wachovia Securities, Inc.